EXHIBIT 23

[LOGO] Freed Maxick & Battaglia, CPAs, PC

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-51162 of Computer Task Group, Inc. on Form S-8 of our report dated June 23, 2009 in this Annual Report on Form 11-K of Computer Task Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2008.

/s/ Freed Maxick & Battaglia, CPAs, PC

Buffalo, New York

June 23, 2009

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